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                                                                    EXHIBIT 99.1

                       ECLIPSE SURGICAL TECHNOLOGIES, INC.

P                  PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
R
O         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
X
Y

      The undersigned shareholder of Eclipse Surgical Technologies, Inc., a California corporation ("Eclipse"), hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus, each dated February 9, 1999, and hereby appoints Douglas Murphy-Chutorian and Richard Mueller, Jr., and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf of and in the name of the undersigned, to vote as designated on the reverse side, all shares of Common Stock of Eclipse that the undersigned is entitled to vote at the Special Meeting of Shareholders of Eclipse to be held on March 17, 1999 at 9:00 a.m., local time, at the principal executive offices of Eclipse, 1049 Kiel Court, Sunnyvale, California 94089 and at any adjournment thereof.

      THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE PROPOSAL ON THE REVERSE SIDE HEREOF.

      (Continued and to be signed on the reverse side.)         SEE REVERSE SIDE


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        Please mark vote in square in the following using dark ink only

THE ECLIPSE SURGICAL TECHNOLOGIES, INC. BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1

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      FOR         AGAINST        ABSTAIN

      [ ]           [ ]             [ ]          1.   Proposal to approve the principal terms of the Agreement and Plan of Reorganization, dated as of October 21, 1998, among Eclipse,
                                                      CardioGenesis Corporation, a Delaware corporation ("CardioGenesis"), and RW Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Eclipse ("Merger Sub"), providing for the merger of Merger Sub with and into CardioGenesis (the "Merger"), including the issuance of shares of Eclipse common stock to the stockholders of CardioGenesis.

           [Shareholder name and                      Please sign exactly as name appears on your stock certificate
               address label]                         Dated



                                                                                    Signature


                                                                            (Signatures if held jointly)

                                                                                     (Title)


                                                      Note: When shares are held by joint tenants, both should sign.
                                                      When signing as attorney, executor, administrator, trustee, guardian or corporate officer or partner, please give full title as such. If a corporation, please sign in corporate name by
                                                      President or other authorized officer. If a partnership, please sign partnership name by authorized person.


New Address (if applicable)
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